UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2024
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
F. Porter Stansberry Resigns as Chief Executive Officer and Chairman of the Board of Directors
On August 9, 2024, F. Porter Stansberry resigned from his positions as Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of MarketWise, Inc. (the “Company”), effective immediately. These actions were not related to any matter regarding the Company’s financial condition, results of operations, internal controls, disclosure controls and procedures, policies or practices. Mr. Stansberry will continue to serve as a director on the Board.
Appointment of Dr. David Eifrig as Interim Chief Executive Officer
On August 10, 2024, the Board appointed Dr. David Eifrig, currently a director of the Company, to serve as interim Chief Executive Officer, effective immediately. In connection with Dr. Eifrig’s appointment, the Company and Dr. Eifrig are currently negotiating the terms of his compensation as interim Chief Executive Officer.
Dr. David Eifrig, age 65, has served as a member of the Board since May 2023. Dr. Eifrig joined the Company in 2008 and remains one of its most prolific editors. After receiving his Bachelor of Arts from the Carleton College in Minnesota, Dr. Eifrig later received a Master of Business Administration degree from Northwestern University’s Kellogg School of Management, graduating with a double major in finance and international business. Dr. Eifrig subsequently earned his M.D. from the University of North Carolina at Chapel Hill.
Appointment of Matthew Turner as Acting Chairman of the Board
On August 10, 2024, the Board appointed Matthew Turner, currently a director of the Company, to serve as Acting Chairman of the Board, effective immediately. Matthew Turner, age 58, has served as a member of the Board since May 2023. Mr. Turner has also served as a member of the board of directors of our largest shareholder, Monument & Cathedral Holdings, LLC, since September 2015, and previously served as the General Counsel of Monument & Cathedral Holdings, LLC from 1997 until 2022. Mr. Turner received his Juris Doctor from Catholic University and a Bachelor of Arts in English from Loyola University, Maryland.
Item 7.01. Regulation FD Disclosure.
On August 9, 2024, F. Porter Stansberry publicly shared his resignation letter through X (formerly known as Twitter). The resignation letter is furnished hereto as Exhibit 99.1.
The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Cautionary Statement Regarding Forward-Looking Statements
The communication furnished hereto as Exhibit 99.1 contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s future acquisitions and operations. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in Exhibit 99.1, including those described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023.

Item 8.01. Other Events.
On August 9, 2024, F. Porter Stansberry and the Company terminated negotiations regarding the potential acquisition by the Company of 100% of the issued and outstanding membership interests of Porter & Company, LLC. The Company previously announced the agreement of a non-binding term sheet regarding the potential acquisition on July 9, 2024.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Resignation Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: August 12, 2024	By:	/s/ Scott Forney
	Name:	Scott Forney
	Title:	General Counsel